Exhibit 23.14

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1998, with respect to the financial statements of New England Cablevision of Massachusetts, Inc. included in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-4 Nos. 333-36519 and 333-36519-01) and related Prospectus of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation.




March 31, 1999                                       /s/ Baker Newman & Noyes
Portland, Maine                                      Limited Liability Company